UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K



        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 20, 2005


                       Commission File Number 001-15977

                             Tiger Telematics, Inc.
             (Exact name of registrant as specified in its charter)

                   Delaware                                13-4051167
        (State or other jurisdiction of                  (IRS Employer
        Incorporation or organization)               Identification Number)

           550 Water Street Suite 937                         32202
            Jacksonville, FL
   (Address of principal executive offices)                (Zip Code)

                                 (904) 279-9240
              (Registrant's telephone number, including area code)

Item 5.02 (b). Departure of Directors or Principal Officers

On October 20, 2005, the Company reported that Mr. Stefan Eriksson, as an officer and employee of the Company's largest operating subsidiary Gizmondo Europe. Ltd. resigned from Gizmondo Europe and all other operating units effective immediately to pursue a new entrepreneurial venture. Mr. Eriksson indicated that he plans to retain his stock position. His responsibilities will be assumed by other directors.

The Company further announced the resignation of Carl Freer as Chairman of the Board and as a Director effective October 20, 2005. In addition Mr. Freer resigned as Managing Director of Gizmondo Europe, Ltd. and as an officer and employee of all other subsidiaries. Mr. Freer indicated that he plans to retain his stock position and that he believes that the Company has passed the incubation stage where his entrepreneur skills are most effective. He indicated that he plans to pursue other entrepreneurial ventures now that the Company will launch it's Gizmondo product in the USA as of this Saturday October 22, 2005. Mr. Michael Carrender, the Company's CEO will assume the additional post of Chairman. Mr. Steve Carroll a Director of the Company assumes the role of Managing Director of Gizmondo.

Following Mr. Freer's resignation, the Company's Board of Directors now has 5 Directors, a majority of which are independent directors which is another criteria for an expected application for a NASDAQ National Market listing.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.


               None


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TIGER TELEMATICS, INC.
(Registrant)


/S/ Michael W. Carrender       Chief Executive Officer        October 20, 2005
------------------------
    Michael W. Carrender